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                                  EXHIBIT D(3)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                  for AllianceBernstein Mid Cap Value Portfolio

This Investment Sub-Advisory Agreement (this "Sub-Advisory Agreement"), is by and among Alliance Capital Management L.P. (the "Sub-Adviser"), Mason Street Advisors, LLC ("MSA") and Northwestern Mutual Series Fund, Inc. (the "Fund"), for the AllianceBernstein Mid Cap Value Portfolio (the "Portfolio"), a series of the Fund.

WHEREAS, the Fund is a Maryland corporation which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "Act").

WHEREAS, the Fund has appointed MSA as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the "Advisory Agreement");

WHEREAS, the Advisory Agreement provides that MSA may, at its option, subject to approval by the Board of Directors of the Fund and, to the extent necessary, the shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MSA under the Advisory Agreement; and

WHEREAS, MSA and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

WHEREAS, MSA desires to appoint the Sub-Adviser as a sub-adviser for the Portfolio and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MSA, the Fund and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   General Provision.

     (a) MSA hereby appoints the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Portfolio, to provide investment advice and to perform for the Portfolio such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Portfolio and the Fund's Board of Directors, directly or through MSA, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to ensure that management of the Portfolio conforms to:

          (i) the provisions of the Act and any rules or regulations thereunder;

          (ii) any other applicable provisions of state or federal law applicable to the operation of registered investment companies;

          (iii) the policies and determinations of the Board of Directors of the Fund and MSA, which have been delivered to the Sub-Adviser;

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          (iv)      the fundamental and non-fundamental policies and investment restrictions of the Portfolio as reflected in the Fund's registration statement under the Act or as such policies may, from time to time, be amended by the Fund's Board of Directors or shareholders; and

          (v) the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the "Disclosure Documents").

     (b) The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with officers of the Fund and MSA with respect to the services provided by the Sub-Adviser hereunder. MSA acknowledges that the Sub-Adviser is not the Portfolio's pricing agent. The Sub-Adviser will provide reasonable assistance to the Portfolio's pricing agent in valuing securities held by the Portfolio for which market quotations are not readily available.

     (c) MSA acknowledges that the Sub-Adviser is not the compliance agent for the Portfolio or for MSA, and does not have access to all of the Fund's books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in this Section and in Section 2 hereof in accordance with applicable law, the Internal Revenue Code of 1986, as amended as applicable (the "Code"), the Act and the Advisers Act (collectively, "Applicable Law") and in accordance with the policies and determinations of the Board of Directors of the Fund and MSA and the Fund's Disclosure Documents (collectively, the "Requirements"), the Sub-Adviser shall perform such services based upon its books and records with respect to the Portfolio, which comprise a portion of the Fund's books and records, and upon written instructions received from the Fund or MSA, and shall not be held responsible under this Sub-Advisory Agreement so long as it performs such services in accordance with this Sub-Advisory Agreement, the Requirements and Applicable Law based upon such books and records and such instructions provided by the Fund or MSA.

2.   Duties of the Sub-Adviser.

     (a) The Sub-Adviser shall, subject to the direction and control by the Fund's Board of Directors or MSA, to the extent such direction is not inconsistent with the Disclosure Documents, (i) regularly provide investment advice and recommendations to the Portfolio with respect to the Portfolio's investments, investment policies and the purchase, sale or other disposition of securities and other investments; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities or other investments shall be purchased or sold by the Portfolio; (iii) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments held by the Portfolio; (iv) provide reports on the foregoing to the Board of Directors at meetings of the Board as reasonably requested; and (v) vote or exercise any consent rights with respect to such securities or investments.

     (b) The Sub-Adviser shall provide to MSA such reports for the Portfolio, and in monthly, quarterly or annual time frames, as MSA shall reasonably request or as required by applicable law or regulation. The Sub-Advisor shall provide to MSA such certifications and other documents with respect to information over which the Sub-Advisor has control as are necessary to assure compliance by the Portfolio with the Sarbanes-Oxley Act of 2002.

     (c) Provided that nothing herein shall be deemed to protect the Sub-Adviser from acts or omissions in breach of this Sub-Advisory Agreement or from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Sub-Advisory Agreement relates.

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     (d)  The Sub-Adviser shall make all material disclosures to MSA and the
Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control of the Sub-Adviser or any change in the membership of the general partners of the Sub-Adviser or any change in its key personnel that could materially affect the services provided by the Sub-Adviser hereunder, information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information that MSA reasonably deems material to the Portfolio or necessary to enable MSA to monitor the performance of the Sub-Adviser and information that is required, in the reasonable judgment of MSA, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

     (e) The Sub-Adviser shall provide MSA, upon reasonable prior written request by MSA to the Sub-Adviser, with access to inspect at the Sub-Adviser's office the books and records of the Sub-Adviser relating to the Portfolio and the Sub-Adviser's performance hereunder as are necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Sub-Advisory Agreement. The Sub-Adviser agrees that all records which it maintains for the Portfolio are property of the Fund and the Sub-Adviser will promptly surrender to the Fund any of such records or copies thereof upon the Fund's request.

     (f) The Sub-Adviser makes no representations or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard, including any other clients of the Sub-Adviser or index.

3.   Other Activities.

     (a) Nothing in this Sub-Advisory Agreement shall prevent MSA or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MSA or the Sub-Adviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Sub-Advisory Agreement.

     (b) The Sub-Adviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Portfolio. To the extent that a particular investment is suitable for both the Portfolio and the Sub-Adviser's other clients, such investment will be allocated among the Portfolio and such other clients in a manner that is fair and equitable in the circumstances.

4. Obligations of MSA and the Fund. MSA will provide, or has provided, to the Sub-Adviser, such information or documents as the Sub-Adviser shall reasonably request or as required by applicable law or regulation. Throughout the term of this Sub-Advisory Agreement, MSA shall continue to provide such information and documents to the Sub-Adviser, including any amendments, updates or supplements to such information or documents before or at the time the amendments, updates or supplements become effective. MSA shall timely furnish the Sub-Adviser with such additional information as may be reasonably necessary for or requested by the Sub-Adviser to perform its responsibilities pursuant to this Sub-Advisory Agreement.

5. Custodian and Fund Accountant. The Portfolio assets shall be maintained in the custody of [Insert name and address of Custodian for the Portfolio], or such other custodian identified to the Sub-Adviser. Any assets added to the Portfolio shall be delivered directly to such custodian. The Sub-

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Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Sub-Adviser shall have no responsibility for the segregation requirement of the Act or other applicable law. In addition, at the date of this Sub-Advisory Agreement, the Fund has contracted with PricewaterhouseCoopers LLP to provide fund accounting services on behalf of the Fund. The Sub-Adviser shall have no liability for the acts or omissions of PricewaterhouseCoopers LLP or such other fund accountant in connection with fund accounting services provided.

6.   Compensation of the Sub-Adviser.

     (a) MSA agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid quarterly, in arrears, at the rate set forth in Exhibit A to this Sub-Advisory Agreement based on the average daily net assets of the Portfolio determined at the close of the New York Stock Exchange on each day that the Exchange is open for trading. MSA shall pay the Sub-Adviser such fee not later than the tenth (10th) business day immediately following the end of each calendar quarter.

     (b) MSA, the Fund and the Portfolio shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Sub-Adviser pursuant to this Sub-Advisory Agreement. The Sub-Adviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of MSA, the Fund or the Portfolio, including, without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments of the Portfolio; and (c) custodian and audit fees and expenses.

7.   Portfolio Transactions and Brokerage.

     (a) The Sub-Adviser is authorized, in arranging the purchase and sale of the Portfolio's publicly-traded securities, to employ or deal with such members of securities exchanges, brokers or dealers, including brokers and dealers that are affiliates of the Sub-Adviser, MSA or the Fund (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the best execution of the Portfolio's transactions. Any transactions executed by a broker-dealer affiliated with the Sub-Adviser, MSA or the Fund shall be effected in strict compliance with all applicable laws and the Fund's procedures therefor under Rule 17e-1 under the Act.

     (b) The Sub-Adviser shall select broker-dealers to effect the Portfolio's transactions on the basis of its estimate of their ability to obtain best execution for the transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Portfolio's transactions by participating therein for its own account; the importance to the Portfolio of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; other matters involved in the receipt of brokerage and research services in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Portfolio; and such other considerations as the Board of Directors of the Fund or MSA determine and provide to the Sub-Adviser from time to time.

     (c) Under Federal law, the Sub-Adviser must obtain the Fund's and MSA consent to effect agency cross transactions for the Portfolio, which consent is hereby granted. The Sub-Adviser represents, warrants and covenants that all agency cross transactions for the Portfolio will be effected by the Sub-Adviser strictly in accordance with Rule 206(3)-2 under the Advisers Act. An agency cross transaction is where the Sub-Adviser purchases or sells securities through its affiliated broker-dealer from or to a non-

                                        4

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managed account on behalf of a client's managed account. Pursuant to this consent, the Sub-Adviser will only effect an agency cross transaction for the Portfolio with a non-managed account. In an agency cross transaction, the Sub-Adviser's affiliated broker-dealer receives commissions from both sides of the trade and there is a potentially conflicting division of loyalties and responsibilities. However, as both sides to the trade want to execute the transaction at the best price without moving the market price in either direction, the Sub-Adviser believes that an agency cross transaction will aid both sides to the trade in obtaining the best price for the trade. The Sub-Adviser shall only effect an agency cross transaction for the Portfolio to the extent that it reasonably believes that such transaction will result in best execution for the Portfolio. THE FUND OR MSA MAY REVOKE THIS CONSENT BY WITTEN NOTICE TO THE SUB-ADVISER AT ANY TIME.

8. Representations and Warranties of the Sub-Adviser. The Sub-Adviser hereby represents and warrants to the Fund and MSA that:

     (a) The Sub-Adviser has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Sub-Advisory Agreement and to act as contemplated by the Disclosure Documents, including without limitation registration as an investment adviser under the Advisers Act, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement, and will comply, in all material respects, with all applicable rules and regulations of the Commission.

     (b) There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals or affiliates is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) materially impair the Sub-Adviser's ability to discharge its obligations under this Sub-Advisory Agreement, or (ii) result in a matter which would require an amendment to the Sub-Adviser's Form ADV, Part II; and the Sub-Adviser has not received any notice of an investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

     (c) All references in the Disclosure Documents concerning the Sub-Adviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing provided to MSA in writing by the Sub-Adviser or approved in writing by the Sub-Adviser for use in the Disclosure Documents, as well as all written performance information provided to MSA by the Sub-Adviser or approved by the Sub-Adviser in writing for use by MSA, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

9. Representations and Warranties of MSA. MSA represents and warrants to the Sub-Adviser the following:

          (i) MSA has all requisite corporate power and authority under the laws of the state of its organization and federal securities laws and under the Advisory Agreement with the Fund to execute, deliver and perform this Sub-Advisory Agreement.

          (ii) MSA is a registered investment adviser under the Advisers Act and is in material compliance with all other required registrations under applicable federal and state law.

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          (iii)     MSA has complied, in all material respects, with all
     registrations required by, and will comply, in all material respects, with all applicable rules and regulations of the Commission.

          (iv)      MSA has received a copy of Part II of Sub-Adviser's Form
     ADV.

          (v) There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which MSA is subject, which might reasonably be expected to materially impair MSA's ability to discharge its obligations under this Sub-Advisory Agreement.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

10. Covenants of the Sub-Adviser. If at any time during the term of this Sub-Advisory Agreement, the Sub-Adviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Sub-Adviser's representations and warranties in Section 8 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Sub-Adviser will provide prompt written notification to the Fund and MSA of any such fact, omission, event or change of circumstances, and the facts related thereto.

11. Confidentiality. All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders. Notwithstanding the foregoing, MSA agrees that the Sub-Adviser may identify it or the Fund as a client in promotional materials.

12. Review of Fund Documents. During the term of this Sub-Advisory Agreement, MSA shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and MSA shall not use any such materials if the Sub-Adviser reasonably objects in writing ten (10) days (or such other time as may be mutually agreed) after receipt thereof. MSA shall ensure that materials prepared by employees or agents of MSA or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the preceding sentence.

13. Use of Sub-Adviser's Name. The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. MSA and the Fund shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Sub-Advisory Agreement is in effect. It is understood that certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets and materials provided to the Directors of the Fund, do not require such prior approval.

Upon termination of this Sub-Advisory Agreement, MSA and the Fund shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. MSA and the Fund agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or

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content of such materials for purposes of the Act or other applicable laws and regulations. If MSA or the Fund makes any unauthorized use of the Sub-Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief.

14. Duration. Unless terminated earlier pursuant to Section 15 hereof, this Sub-Advisory Agreement shall continue in effect from year to year, so long as such continuance shall be approved at least annually by the Fund's Board of Directors, including the vote of the majority of the Directors of the Fund who are not parties to this Sub-Advisory Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund.

15.  Termination.

     (a) This Sub-Advisory Agreement shall terminate automatically upon its unauthorized assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

     (b) The Sub-Advisory Agreement may be terminated by MSA or the Board of Directors of the Fund: (i) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser's registration under the Adviser's Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Sub-Adviser with immediate effect, if MSA or the Board of Directors of the Fund determines for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a determination by MSA or the Board of Directors of the Fund that the Sub-Adviser has breached an obligation or duty under this Sub-Advisory Agreement; or (iv) in their sole discretion, without penalty, upon sixty days prior written notice to Sub-Adviser. This Sub-Advisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a "majority" of the outstanding voting securities of the Fund (as defined in the Act).

     (c) The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time, upon sixty days' prior written notice, to MSA and the Fund.

16.  Indemnification.

     (a) In any action in which MSA or the Fund or any of its or their controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Sub-Adviser agrees to indemnify and hold harmless the foregoing persons against any loss, damage, liability or expense (including, without limitation, reasonable attorneys' and accountants' fees) to which such persons may become subject, insofar as such loss, damage, liability or expense arises out of or is based upon any liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement or to the advisory services for the account of the Portfolio provided by the Sub-Adviser, provided that the loss, damage, liability, cost or expense related to, was based upon, or arose out of an act or omission of the Sub-Adviser or its officers, directors, employees, affiliates or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

     (b) In any action in which the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, MSA agrees to indemnify and hold harmless the foregoing persons against any loss, settlement, damage, liability or expense (including, without limitation, reasonable attorneys' and accountants' fees) to which such persons may become subject, insofar as such loss, settlement, damage, liability or expense arises out

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of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement, the advisory services for the account of the Portfolio provided by the Sub-Adviser, the operation of the Fund, the contents of the Disclosure Documents, or the wrongful conduct of persons with respect to the sale of interests in the Fund, provided that the loss, damage, liability, cost or expense did not relate to, or was not based upon, or did not arise out of an act or omission of the Sub-Adviser, its shareholders, or any of its partners, officers, directors, employees, agents or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

     (c) Promptly after receipt by an indemnified party under this Section 16 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 16, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 16 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 16 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 16. Notwithstanding any other provisions of this Section 16, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel, with the choice of counsel subject to the consent of the indemnifying party (which consent shall not be withheld unreasonably), in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

17.  Notices.

Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Fund, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MSA:
                    ---------------------------
                    ---------------------------
                    ---------------------------
                    Attention:
                              -----------------

If to the Fund:
                    ---------------------------
                    ---------------------------
                    ---------------------------
                    Attention:
                              -----------------

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If to the Sub-Adviser:     Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                           New York, New York 10105
                           Attention: Steven Miller

18. No Assignment. No assignment (within the meaning of the Act) of this Sub-Advisory Agreement by MSA to a non-affiliate of MSA may be made without the express written consent of the Sub-Adviser. This Sub-Advisory Agreement may not be assigned by the Sub-Adviser.

19. Amendments to this Sub-Advisory Agreement. This Sub-Advisory Agreement may be amended only by a written instrument approved in writing by all parties hereto.

20. Governing Law. This Sub-Advisory Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

21. Survival. The provisions of this Sub-Advisory Agreement shall survive the termination or other expiration of this Sub-Advisory Agreement with respect to any matter arising while this Sub-Advisory Agreement was in effect.

22. Successors. This Sub-Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

23. Entire Agreement. This Sub-Advisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

24. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

25. Severability. If any one or more provisions in this Sub-Advisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Sub-Advisory Agreement, but this Sub-Advisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision had never been contained herein.

26. Counterparts. This Sub-Advisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund, MSA and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.

                           MASON STREET ADVISORS, LLC


                           By:
                              ----------------------------------
                           Name:
                           Title:


                           ALLIANCE CAPITAL MANAGEMENT L.P.

                           By: Alliance Capital Management
                               Corporation, its General Partner


                           By:
                              ----------------------------------
                           Name: Louis T. Mangan
                           Title: Assistant Secretary


Accepted and Agreed to by:
NORTHWESTERN MUTUAL SERIES FUND, INC.
on behalf of AllianceBernstein Mid Cap Value Portfolio


By:
   --------------------------------
Name:
Title:

                                    Exhibit A

                                  FEE SCHEDULE

                                  . 0.600% fee

                               Minimum fee $16,000